EXHIBIT 10.03

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A NOTE PURCHASE AGREEMENT DATED AS OF APRIL 20, 2008, BY AND AMONG THE ISSUER AND THE OTHER PERSONS NAMED THEREIN, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

BLUE COAT SYSTEMS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: WC-1

Number of Shares of Common Stock: —

Date of Issuance: —, 2008 (“Issuance Date”)

Blue Coat Systems, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, —, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), — (—) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14. This Warrant is one of the Warrants to purchase Common Stock (the “Warrants”) issued pursuant to Section 2.1 of that certain Note Purchase Agreement dated as of April 20, 2008, by and among the Company and the purchasers (the “Purchasers”) referred to therein (the “Purchase Agreement”).

1. Exercise of Warrant.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the date hereof in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, (ii) delivery of this Warrant (provided that the Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder if such Holder delivers a copy of this Warrant, together with a lost document affidavit and other documentation required by Section 7(b) below), and (iii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). Execution and delivery by the Holder of an Exercise Notice with respect to less than all of the Warrant Shares shall be deemed to be a request by such Holder to cancel the original Warrant and issue a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, which request shall be satisfied by the Company pursuant to Section 7(d) below. On or before the second (2nd) Business Day following the date on which the Company has received each of the Exercise Notice, the Warrant and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system which balance account shall be specified in the Exercise Notice, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon such exercise as specified in the Exercise Notice, then the Company shall as soon as practicable and in no event later than five (5) Business Days after such exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised as specified in the Exercise Notice. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $20.76 per Warrant Share, subject to adjustment as provided herein.

(c) [Company’s Failure to Timely Deliver Securities. If within three (3) trading days after the Company’s receipt of the Exercise Delivery Documents the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s exercise hereunder, and if on or after such third (3rd) trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.]1

[1]	If the Company and its auditors reasonably determine in good faith that mark-to-market accounting will apply as a result of this provision, then this provision shall be deleted in the final Warrant and Section 12 (the Remedies section) will be revised to make it clear that the Holder shall be entitled to consequential and indirect damages.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) – (A x C)

                B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute thereafter.

(f) Pro Rata Exercise. Without limiting the remedies set forth herein, in the event that the Company receives an Exercise Notice from more than one holder of Warrants for the same Share Delivery Date and the Company can honor for exercise some, but not all, of such portions of the Warrants submitted for exercise, the Company, subject to the restrictions in this Warrant, shall honor for exercise from each holder of Warrants electing to have Warrants exercised on such date a pro rata amount of such holder’s portion of its Warrants submitted for exercise based on the number of Warrant Shares to be issued upon exercise on such date by such holder relative to the aggregate number of Warrant Shares to be issued upon exercise on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a exercise of this Warrant, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute thereafter.

2. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Stock Dividends and Stock Splits. If the Company, at any time after the Issuance Date: (i) pays a stock dividend or otherwise makes a distribution or distributions, payable on shares of Common Stock in shares of Common Stock or in any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately prior to such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the distribution date of any such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. If the Company, at any time after the Issuance Date, issues rights, options or warrants to all holders of Common Stock, such issuance will also be granted to the Holder on an as-exercised basis without the Holder having to exercise this Warrant in order to be entitled to such issuance.

(c) Other Dividends. If the Company, at any time after the Issuance Date, pays a dividend or otherwise makes a distribution or distributions of cash or other assets (other than any dividend or distribution described in Section 2(a) or Section 2(d)), such dividend will also be granted to the Holder on an as-exercised basis (without regard to any limitations) without the Holder having to exercise this Warrant in order to be entitled to such issuance.

(d) Fundamental Transactions. If, at any time after the Issuance Date, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions to any Person other than a wholly owned Subsidiary, or (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange, in each case as a result of which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon exercise of this Warrant immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”); provided, however, that if the Fundamental Transaction is a transaction wherein all of the holders of all of the securities (including the holders of shares of Common Stock) of the Company receive only cash in exchange for all such securities, then the Holder of this Warrant, upon consummation of such Fundamental Transaction, shall receive an amount of cash (if any) equal to the amount which the Holder would have been entitled to receive had this Warrant been exercised in accordance with Section 1(d) hereof immediately prior to such Fundamental Transaction (and, upon receipt by the Holder of any such cash (or, if no such cash is payable, upon the consummation of the Fundamental Transaction), this Warrant shall be deemed canceled). If the Fundamental Transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Alternate Consideration into which the Warrants will be exercisable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. To the extent necessary to effectuate the foregoing provisions, any Successor Entity shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such Warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2(d) and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(e) Adjustment of Exercise Price upon Certain Self-Tenders. If the Company at any time or from time to time on or after the Issuance Date makes a payment of cash or other consideration to the holders of the Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, and the value of the sum of (i) the aggregate cash and other consideration paid for such Common Stock, and (ii) any other consent or other fees paid to holders of Common Stock in respect of such tender offer or exchange offer expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Volume Weighted Average Price of the Common Stock on the Trading Day immediately prior to the date any such tender offer or exchange offer is first publicly announced (the “Tender Announcement Date”), then the Exercise Price shall be adjusted in accordance with the following formula:

R’ = R x	O x P
F + (P x O’)

For purposes of the foregoing formula:

R = the Exercise Price in effect at the expiration time of the tender offer or exchange offer that is the subject of this Section 2(d) (the “Expiration Time”);

R’ = the Exercise Price in effect immediately after the Expiration Time;

F = the fair market value (as determined by the Company’s Board of Directors in the exercise of their fiduciary duties with the concurrence of the Required Holders) of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged (including any consent or other fees) and not withdrawn prior to the Expiration Time (the “Purchased Shares”);

O’ = the number of shares of Common Stock outstanding immediately after the Expiration Time, excluding any Purchased Shares;

O = the number of shares of Common Stock outstanding immediately after the Expiration Time, including any Purchased Shares; and

P = the Volume Weighted Average Price of the Common Stock on the Trading Day next succeeding the Tender Announcement Date.

Such decrease, if any, shall become effective immediately upon the opening of business on the day next succeeding the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any tender offer or exchange offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 2(e) to any tender or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender or exchange offer under this Section 2(e). The Company shall not effect any transaction described in this Section 2(e) if such transaction would have the effect of setting the Exercise Price at an amount that would cause the exercise in full of the exercise rights set forth in this Warrant to result in a violation of NASD Rules or any listing standards applicable to the Company.

(f) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustment shall be made to the Exercise Price unless such adjustment would require a change of at least 1% in the Exercise Price. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment or in connection with any exercise of the Warrants. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

3. Intentionally Omitted.

4. Fundamental Transactions.

(a) The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant, the Purchase Agreement, the Registration Rights Agreements (as defined in the Purchase Agreement) and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 4 pursuant to written agreements, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants, including, without limitation, having a number of warrant shares equal to the warrant shares of the Warrants held by such holder, having substantially identical exercise rights as the Warrants (and, as applicable, reflecting any adjustments pursuant to Section 2(d)). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

5. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its charter, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, one hundred five percent (105%) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. Reissuance of Warrants.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be issued.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. Notices. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given as follows:

If to the Company:

Blue Coat Systems, Inc.

420 North Mary Avenue

Sunnyvale, California 94085

Attention: Betsy Bayha

Facsimile No.: (408) 220-2175

with a copy to:

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, California 94025

Attention: William M. Kelly

Sarah K. Solum

Facsimile No.: (650) 752-2112

(650) 752-3611

If to the Holder:

To its address and facsimile number set forth in Section 8.11 of the Purchase Agreement, with copies to such Holders representatives as set forth in that same section,

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding.

10. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant with respect to the Company’s failure to comply with the terms of this Warrant shall be cumulative and in addition to all other remedies available under the Purchase Agreement, the Notes, this Warrant, the Registration Rights Agreements and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except that if such sale, transfer or assignment is for less than 90,000 Warrant Shares) or such lesser number of Warrant Shares then covered by this Warrant and is not to a Permitted Transferee (as defined in the Purchase Agreement), then the consent of the Company shall be required.

14.	Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The Nasdaq Stock Market or another national securities exchange or quotation system.

(f) “Expiration Date” means •, 20082 or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(g) “NASD” means the National Association of Securities Dealers, Inc., currently known as the Financial Industry Regulatory Authority, Inc.

(h) “Note” means any Senior Convertible Note issued pursuant to the Purchase Agreement.

(i) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person.

(j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k) “Principal Market” means the Nasdaq Global Select Market.

(l) “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Purchasers.

(m) “Required Holders” means the holders of the Warrants representing at least 67% of shares of Common Stock underlying the Warrants then outstanding.

(n) “Subsidiaries” of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

(o) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(p) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than four hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time, or such other time as such exchange or market publicly announces shall be the closing time of trading).

(q) “Volume Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg. If the Volume Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value

[2]	The date sixty (60) months after the Issuance Date.

as mutually determined by the Company’s Board of Directors and the holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BLUE COAT SYSTEMS, INC.

By:
Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

BLUE COAT SYSTEMS, INC.

TO: CHIEF FINANCIAL OFFICER

The undersigned holder hereby exercises the right to purchase                     of the shares of Common Stock (“Warrant Shares”) of Blue Coat Systems, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to Warrant Shares; and/or

☐	a “Cashless Exercise” with respect to Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                 to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

4. Accredited Investor. The undersigned certifies to the Company that as of the date hereof, it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Date:                             ,

                Name of Registered Holder

By:

 Name:

 Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [            ] [        ], 200[    ] from the Company and acknowledged and agreed to by [TRANSFER AGENT].

BLUE COAT SYSTEMS, INC.

By:
Name: Title: